EXHIBIT 99.1

State Auto Financial reports first quarter 2021 results
•Quarterly income of $0.08 per share
•Quarterly net loss from operations1 of $0.61 per share
•Quarterly GAAP combined ratio of 112.9
•Quarterly SAP combined ratio of 112.3
•Return on equity of 14.3%
•Book value per share of $22.07

COLUMBUS, OHIO - May 6, 2021 - State Auto Financial Corporation (NASDAQ:STFC) today reported first quarter 2021 net income of $3.6 million, or $0.08 per diluted share, compared to a net loss of $114.6 million, or $2.62 per diluted share, for the same 2020 period. Net loss from operations1 per diluted share for the first quarter of 2021 was $0.61 versus $0.18 for the same 2020 period. STFC’s GAAP combined ratio for the first quarter 2021 was 112.9 compared to 107.2 for the same 2020 period.
SAP Operating Results
STFC's SAP combined ratio for the first quarter 2021 was 112.3 compared to 107.4 for the same 2020 period. Catastrophe losses and ALAE during the first quarter 2021 accounted for 20.1 points of the 78.8 total loss ratio points, or $71.6 million, versus 12.7 points of the 72.5 total loss ratio points, or $41.9 million, for the same period in 2020. The first quarter 2021 was impacted by winter storms Uri and Viola in Texas, which added 17.0 points to the first quarter loss and ALAE ratio. Approximately 75% of the first quarter 2021 catastrophe losses occurred within homeowners. Non-catastrophe losses and ALAE during the first quarter 2021 included 6.9 points of favorable development relating to prior years, or $24.6 million, versus 3.2 points of favorable development, or $10.5 million, for the same period in 2020.
Net written premium for the first quarter 2021 increased 3.5% compared to the same period in 2020. By insurance segment, net written premium for the commercial insurance segment increased 13.0% and the personal insurance segment decreased 3.2%. The increase in the commercial segment was primarily driven by new business growth and rate increases in commercial auto and small commercial package and new business growth in farm & ranch. The net written premium growth was partially offset by a decrease in net written premiums in workers’ compensation due to our 2020 decision to not renew and no longer write nursing home business, and a decrease in net written premiums in middle market commercial due to a decline in new business. The decrease in the personal segment was primarily due to a decline in new business in personal auto, partially offset by new business growth and rate increases in other personal and rate increases in homeowners.
Book Value and Return on Equity
STFC’s book value decreased to $22.07 per share as of March 31, 2021, compared to $23.00 on December 31, 2020. The decrease in book value was primarily driven by a decline in the fair market value of fixed income investments attributable to higher interest rates.
Return on stockholders’ equity for the 12 months ended March 31, 2021, was 14.3% compared to (8.7)% for the 12 months ended March 31, 2020.
STFC’s Chairman, President and CEO Mike LaRocco commented on the quarter as follows:
“Our first quarter was solid, with continued growth, expense ratio improvement and progress toward sustained profitability. Catastrophes, though, had a significant impact on our results.
“The winter weather in Texas was devastating for many of our customers. Our Claims and Risk Engineering (CARE) team, on the ground in Texas and remotely from locations throughout the country, delivered exceptional service to those affected. I couldn’t be more proud of their efforts.

“The Texas weather added 17.0 points to the first quarter 2021 SAP combined ratio of 112.3, primarily in the homeowners line. Commercial lines added another quarter of profitability while producing 13.0% net written premium growth. Personal lines net written premium decreased 3.2%, with a 125.9 combined ratio that included 30.1 points of catastrophe losses. Personal auto returned to profitability with a 98.9 combined ratio. The team worked hard over the last two years to return this line to profitability and we’re seeing the results of those actions.
“We are beginning to see improvement in our expense ratio having recently completed the five-year build phase of our State Auto Connect digital technology platform, which gives us the ability to efficiently add scale. Middle market commercial launched in its last state in April and workers’ compensation will continue its rollout through the end of 2021.
“During the first quarter, we delivered in the most important way: By taking care of our customers in their time of need. At the same time, we produced results that represented continued progress toward our goal of consistent, sustained profitable growth.”

About State Auto Financial Corporation
State Auto Financial Corporation, headquartered in Columbus, Ohio, is a super regional property and casualty insurance holding company. STFC stock is traded on the Nasdaq Global Select Market, which represents the top fourth of all Nasdaq listed companies.
The insurance subsidiaries of State Auto Financial Corporation are part of the State Auto Group. The State Auto Group markets its insurance products throughout the United States, through independent insurance agencies. The State Auto Group is rated A- (Excellent) by the A.M. Best Company and includes State Automobile Mutual, State Auto Property & Casualty, State Auto Ohio, State Auto Wisconsin, Milbank, Meridian Security, Patrons Mutual, Rockhill Insurance, Plaza Insurance, American Compensation and Bloomington Compensation. Additional information on State Auto Financial Corporation and the State Auto Insurance Companies can be found online at http://www.StateAuto.com/STFC.
STFC has scheduled a conference call with interested investors for Thursday, May 6, at 11 a.m. ET to discuss the Company’s first quarter 2021 performance. Live and archived broadcasts of the call can be accessed at http://www.StateAuto.com/STFC. A replay of the call can be heard beginning at 2 p.m., May 6, by calling 855-859-2056, conference ID 6944689. Supplemental schedules detailing the Company’s first quarter 2021 financial, sales and underwriting results are made available on http://www.StateAuto.com/STFC prior to the conference call.
1 Net earnings (loss) from operations, a non-GAAP financial measure which management believes is informative to Company management and investors, differs from GAAP net income (loss) only by the exclusion of net investment gain (loss), net of applicable taxes, on investment activity for the periods being reported. For STFC, this amounted to income of $0.69 per diluted share for the first quarter of 2021 versus a loss of $2.44 per diluted share for the first quarter 2020.
* * * * *
Except for historical information, all other information in this news release consists of forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements are subject to risks and uncertainties that could cause actual results to differ materially from those projected, anticipated or implied. The most significant of these uncertainties are described in State Auto Financial's Form 10-K and Form 10-Q reports and exhibits to those reports, and include (but are not limited to) legislative changes at both the state and federal level, state and federal regulatory rule making promulgations and adjudications, class action litigation involving the insurance industry and judicial decisions affecting claims, policy coverages and the general costs of doing business, the impact of competition on products and pricing, inflation in the costs of the products and services insurance pays for, product development, geographic spread of risk, weather and weather-related events, and other types of catastrophic events. State Auto Financial undertakes no obligation to update or revise any forward-looking statements.

State Auto Financial Corporation

Media contact:
Kyle Anderson, 614-917-5497
Kyle.Anderson@StateAuto.com

or

Investor contact:
Natalie Schoolcraft, 614-917-4341
Natalie.Schoolcraft@StateAuto.com

STATE AUTO FINANCIAL CORPORATION AND SUBSIDIARIES

Selected Consolidated Financial Data
($ in millions, except per share amounts)
(unaudited)	Three months ended March 31
	2021	2020
Net premiums written	$358.7	$346.5

Earned premiums	355.9	330.5
Net investment income	17.6	18.9
Net investment gain (loss)	38.2	(135.2)
Other income	0.5	0.6
Total revenue	412.2	214.8

Income (loss) before federal income taxes	5.6	(144.0)

Federal tax expense (benefit)	2.0	(29.4)
Net income (loss)	$3.6	$(114.6)

Earnings (loss) per common share:
- basic	$0.08	$(2.62)
- diluted	$0.08	$(2.62)
Loss per share from operations(A):
- basic	$(0.61)	$(0.18)
- diluted	$(0.61)	$(0.18)
Weighted average shares outstanding:
- basic	43.9	43.7
- diluted	44.6	43.7
Return on average equity (LTM)	14.3%	(8.7)%
Book value per share	$22.07	$19.83
Dividends paid per share	$0.10	$0.10
Total shares outstanding	44.0	43.7

GAAP ratios:
Cat loss and ALAE ratio	20.1	12.7
Non-cat loss and LAE ratio	58.8	59.7
Loss and LAE ratio	78.9	72.4
Expense ratio	34.0	34.8
Combined ratio	112.9	107.2

(A) Reconciliation of non-GAAP financial measure:
Net loss from operations:
Net income (loss)	$3.6	$(114.6)
Net investment gain (loss), net of tax	30.2	(106.8)
Net loss from operations	$(26.6)	$(7.8)

STATE AUTO FINANCIAL CORPORATION AND SUBSIDIARIES

Condensed Consolidated Balance Sheets
($ and shares in millions, except per share amounts)
(unaudited)	March 31	December 31
	2021	2020
ASSETS
Fixed maturities, available-for-sale, at fair value (amortized cost $2,147.5 and $2,117.0, respectively)	$2,209.0	$2,237.2
Equity securities	399.6	389.7
Other invested assets	76.4	71.1
Other invested assets, at cost	11.8	12.1
Notes receivable from affiliate	70.0	70.0
Total investments	2,766.8	2,780.1

Cash and cash equivalents	59.1	90.7
Accrued investment income and other assets	31.0	29.7
Premiums Receivable	12.3	14.0
Deferred policy acquisition costs	121.2	122.2
Reinsurance recoverable on losses and loss expenses payable	23.6	24.3
Prepaid reinsurance premiums	8.5	8.3
Current federal income taxes	1.7	1.7
Net deferred federal income taxes	37.1	27.3
Property and equipment, at cost	4.2	4.2
Total assets	$3,065.5	$3,102.5

LIABILITIES
Losses and loss expenses payable	$1,066.3	$1,050.4
Unearned premiums	726.7	723.4
Notes payable (affiliates $15.3 and $15.3, respectively)	122.1	122.1
Pension and postretirement benefits	59.2	66.2
Due to affiliate	22.1	11.2
Other liabilities	97.1	119.2
Total liabilities	2,093.5	2,092.5

STOCKHOLDERS' EQUITY
Common stock, without par value. Authorized 100.0 shares; 50.9 and 50.7 shares issued, respectively, at stated value of $2.50 per share	127.4	126.8
Treasury stock, 6.9 and 6.9 shares, respectively, at cost	(118.9)	(118.4)
Additional paid-in capital	220.1	213.3
Accumulated other comprehensive (loss) income	(30.1)	13.9
Retained earnings	773.5	774.4
Total stockholders' equity	972.0	1,010.0
Total liabilities and stockholders' equity	$3,065.5	$3,102.5

STATE AUTO FINANCIAL CORPORATION AND SUBSIDIARIES

Condensed Consolidated Statements of Income
($ in millions, except per share amounts)
(unaudited)	Three months ended March 31
	2021	2020
Earned premiums	$355.9	$330.5
Net investment income	17.6	18.9
Net investment gain (loss)	38.2	(135.2)
Other income from affiliates	0.5	0.6
Total revenues	412.2	214.8

Losses and loss expenses	280.8	239.4
Acquisition and operating expenses	121.0	114.9
Interest expense	1.1	1.2
Other expenses	3.7	3.3
Total expenses	406.6	358.8

Income (loss) before federal income taxes	5.6	(144.0)
Federal income tax expense (benefit):
Deferred	2.0	(29.4)
Federal income tax expense (benefit)	2.0	(29.4)
Net income (loss)	$3.6	$(114.6)
Earnings (loss) per common share:
Basic	$0.08	$(2.62)
Diluted	$0.08	$(2.62)
Dividends paid per common share	$0.10	$0.10

STATE AUTO FINANCIAL CORPORATION AND SUBSIDIARIES

Consolidated Statements of Comprehensive Loss
($ in millions)
(unaudited)	Three months ended March 31
	2021	2020
Net income (loss)	$3.6	$(114.6)
Other comprehensive (loss) income, net of tax:
Net unrealized holding (loss) gain on available-for-sale investments:
Unrealized holding (loss) gain	(57.2)	31.0
Reclassification adjustments for gains realized in net income	(1.5)	(2.4)
Income tax benefit (expense)	12.4	(6.0)
Total net unrealized holding (loss) gain on available- for-sale investments	(46.3)	22.6
Net unrecognized benefit plan obligations:
Reclassification adjustments for amortization to statements of income:
Prior service credit	(1.6)	(1.6)
Net actuarial loss	4.5	3.7
Income tax expense	(0.6)	(0.5)
Total net unrecognized benefit plan obligations	2.3	1.6
Other comprehensive (loss) income	(44.0)	24.2
Comprehensive loss	$(40.4)	$(90.4)

STATE AUTO FINANCIAL CORPORATION AND SUBSIDIARIES

Condensed Consolidated Statement of Stockholders' Equity
($ and shares in millions)
(unaudited)	Three Months Ended	Year Ended
	March 31	December 31
	2021	2020
Common shares:
Balance at beginning of year	50.7	50.4
Issuance of shares	0.2	0.3
Balance at period ended	50.9	50.7

Treasury shares:
Balance at beginning of year	(6.9)	(6.9)
Balance at period ended	(6.9)	(6.9)

Common stock:
Balance at beginning of year	$126.8	$125.9
Issuance of shares	0.6	0.9
Balance at period ended	127.4	126.8

Treasury stock:
Balance at beginning of year	$(118.4)	$(117.5)
Shares acquired on stock award exercises and vested restricted shares	(0.5)	(0.9)
Balance at beginning of year and period ended	(118.9)	(118.4)

Additional paid-in capital:
Balance at beginning of year	$213.3	$206.7
Issuance of common stock	0.6	3.0
Stock awards granted	6.2	3.6
Balance at period ended	220.1	213.3

Accumulated other comprehensive (loss) income:
Balance at beginning of the year	$13.9	$(26.9)
Change in net unrealized holding gains on available-for-sale investments	(46.3)	56.7
Change in net unrecognized benefit plan obligations	2.3	(15.9)
Balance at period ended	(30.1)	13.9

Retained earnings:
Balance at beginning of year	$774.4	$779.3
Cumulative effect of change in accounting to establish an allowance for expected credit losses at January 1, 2020	—	(0.5)
Net income	3.6	13.1
Cash dividends paid	(4.5)	(17.5)
Balance at period ended	773.5	774.4
Total stockholders' equity at period ended	$972.0	$1,010.0

STATE AUTO FINANCIAL CORPORATION AND SUBSIDIARIES

Condensed Consolidated Statements of Cash Flow
($ in millions)
(unaudited)	Three months ended
	March 31
	2021	2020
Cash flows from operating activities:
Net income (loss)	$3.6	$(114.6)
Adjustments to reconcile net income (loss) to net cash used in operating activities
Depreciation and amortization, net	1.8	1.6
Share-based compensation	6.7	0.5
Net investment (gain) loss	(38.2)	135.2
Changes in operating assets and liabilities:
Deferred policy acquisition costs	1.0	(2.2)
Accrued investment income and other assets	(1.3)	(1.5)
Premiums receivable	1.7	(1.4)
Postretirement and pension benefits	(6.4)	(0.9)
Other liabilities and due to/from affiliates, net	(9.5)	(24.8)
Reinsurance recoverable on losses and loss expenses payable and prepaid reinsurance premiums	0.5	(26.5)
Losses and loss expenses payable	15.9	19.5
Unearned premiums	3.3	16.5
Deferred tax on share-based awards	(0.4)	(0.2)
Federal income taxes	2.4	(29.2)
Net cash used in operating activities	(18.9)	(28.0)
Cash flows from investing activities:
Purchases of fixed maturities available-for-sale	(239.7)	(122.4)
Purchases of equity securities	(9.4)	(16.1)
Purchases of other invested assets	(0.1)	(6.6)
Maturities, calls and pay downs of fixed maturities available-for-sale	102.8	67.9
Sales of fixed maturities available-for-sale	106.0	83.5
Sales of equity securities	31.1	13.2
Sales of other invested assets	0.3	0.4
Disposals of property and equipment	—	0.2
Net cash (used in) provided by investing activities	(9.0)	20.1
Cash flows from financing activities:
Proceeds from issuance of common stock	1.2	1.8
Payments to acquire treasury stock	(0.4)	(0.9)
Payment of dividends	(4.5)	(4.4)
Proceeds from short-term debt	—	60.0
Net cash (used in) provided by financing activities	(3.7)	56.5
Net (decrease) increase in cash and cash equivalents	(31.6)	48.6
Cash and cash equivalents at beginning of period	90.7	78.0
Cash and cash equivalents at end of period	$59.1	$126.6
Supplemental disclosures:
Interest paid (affiliates $0.2 and $0.2, respectively)	$1.1	$1.2

STATE AUTO FINANCIAL CORPORATION AND SUBSIDIARIES

Net Investment Income
($ in millions)
(unaudited)
	3/31/2020	6/30/2020	9/30/2020	12/31/2020	3/31/2021
Quarter to Date
Gross investment income:
Fixed maturities	$14.5	$14.8	$13.7	$14.3	$14.7
TIPS	0.6	(0.3)	1.3	0.7	0.7
Total fixed maturities	15.1	14.5	15.0	15.0	15.4
Equity securities	3.1	2.6	2.1	1.5	1.6
Other	1.0	0.8	0.9	1.3	0.9
Total gross investment income	19.2	17.9	18.0	17.8	17.9
Less: Investment expenses	0.3	0.2	0.1	0.2	0.3
Net investment income	$18.9	$17.7	$17.9	$17.6	$17.6

Year to Date
Gross investment income:
Fixed maturities	$14.5	$29.3	$43.0	$57.3	$14.7
TIPS	0.6	0.3	1.6	2.3	0.7
Total fixed maturities	15.1	29.6	44.6	59.6	15.4
Equity securities	3.1	5.7	7.8	9.3	1.6
Other	1.0	1.8	2.7	4.0	0.9
Total gross investment income	19.2	37.1	55.1	72.9	17.9
Less: Investment expenses	0.3	0.5	0.6	0.8	0.3
Net investment income	$18.9	$36.6	$54.5	$72.1	$17.6

	3/31/2020	6/30/2020	9/30/2020	12/31/2020	3/31/2021
TIPS, fair value	$111.4	$115.9	$117.0	$116.2	$104.7
TIPS, book value	$101.5	$100.9	$99.4	$97.8	$89.2

Net Investment Gain (Loss)
($ in millions)
unaudited	Three months ended March 31
	2021	2020
Investment gain (loss), net:
Fixed maturities:
Realized gains on sales of securities	$3.0	$3.6
Realized losses on sales of securities	(1.5)	(1.2)
Net gain on fixed securities	1.5	2.4
Net gain (loss) on equity securities	31.5	(122.4)
Net gain (loss) on other invested assets	5.2	(15.4)
Other net realized gain	—	0.2
Net gain (loss) on investments	$38.2	$(135.2)

STATE AUTO FINANCIAL CORPORATION AND SUBSIDIARIES

Income Taxes
($ in millions)
(unaudited)
The following table sets forth the tax effects of temporary differences that give rise to significant portions of deferred tax assets and deferred tax liabilities:
	March 31	December 31
	2021	2020
Deferred tax assets:
Unearned premiums not currently deductible	$30.2	$30.1
Losses and loss expenses payable discounting	11.0	10.5
Postretirement and pension benefits	18.4	19.3
Other liabilities	13.5	12.2
Net operating loss carryforward	22.5	19.8
Capital loss carryforward	6.1	6.1
Tax credit carryforward	2.1	1.9
Other	0.5	1.1
Total deferred tax assets	104.3	101.0
Deferred tax liabilities:
Deferral of policy acquisition costs	25.4	25.7
Investments	41.5	48.0
Total deferred tax liabilities	66.9	73.7
Total net deferred tax assets before valuation allowance	37.4	27.3
Less valuation allowance	0.3	—
Net deferred federal income taxes	$37.1	$27.3

The following table sets forth the components of federal income tax expense (benefit):
	Three months ended March 31
	2021	2020
Income (loss) before federal income taxes	$5.6	$(144.0)
Federal income tax expense (benefit)
Deferred	2.0	(29.4)
Total federal income tax expense (benefit)	2.0	(29.4)
Net income (loss)	$3.6	$(114.6)

STATE AUTO FINANCIAL CORPORATION AND SUBSIDIARIES

SAP Personal Insurance Segment Results
(unaudited)
($ in millions)
Three months ended March 31, 2021	Personal Auto	Homeowners	Other Personal	Total

Net written premiums	$89.1	$86.2	$17.9	$193.2
Net earned premiums	95.7	96.3	15.8	207.8
Losses and LAE incurred:
Cat loss and ALAE	0.5	52.4	9.6	62.5
Non-cat loss and ALAE
Prior accident years non-cat loss and ALAE	(0.8)	(2.1)	—	(2.9)
Current accident year non-cat loss and ALAE	56.9	55.1	8.1	120.1
Total non-cat loss and ALAE	56.1	53.0	8.1	117.2
Total Loss and ALAE	56.6	105.4	17.7	179.7
ULAE	8.5	8.7	1.2	18.4
Total Loss and LAE	65.1	114.1	18.9	198.1
Underwriting expenses	27.5	26.5	5.1	59.1
Net underwriting gain (loss)	$3.1	$(44.3)	$(8.2)	$(49.4)

Cat loss and ALAE ratio	0.6%	54.4%	60.6%	30.1%
Non-cat loss and ALAE ratio
Prior accident years non-cat loss and ALAE ratio	(0.9)%	(2.2)%	0.2%	(1.4)%
Current accident year non-cat loss and ALAE ratio	59.5%	57.3%	51.6%	57.7%
Total non-cat loss and ALAE ratio	58.6%	55.1%	51.8%	56.3%
Total Loss and ALAE ratio	59.2%	109.5%	112.4%	86.4%
ULAE ratio	8.8%	9.1%	7.5%	8.9%
Total Loss and LAE ratio	68.0%	118.6%	119.9%	95.3%
Expense ratio	30.9%	30.7%	28.5%	30.6%
Combined ratio	98.9%	149.3%	148.4%	125.9%

($ in millions)
Three months ended March 31, 2020	Personal Auto	Homeowners	Other Personal	Total

Net written premiums	$104.6	$81.6	$13.3	$199.5
Net earned premiums	104.7	82.7	10.7	198.1
Losses and LAE incurred:
Cat loss and ALAE	0.5	10.7	1.5	12.7
Non-cat loss and ALAE
Prior accident years non-cat loss and ALAE	5.2	2.2	(1.0)	6.4
Current accident year non-cat loss and ALAE	62.0	37.6	4.3	103.9
Total non-cat loss and ALAE	67.2	39.8	3.3	110.3
Total Loss and ALAE	67.7	50.5	4.8	123.0
ULAE	7.3	5.3	0.4	13.0
Total Loss and LAE	75.0	55.8	5.2	136.0
Underwriting expenses	32.8	25.0	4.0	61.8
Net underwriting (loss) gain	$(3.1)	$1.9	$1.5	$0.3

Cat loss and ALAE ratio	0.4%	13.0%	14.0%	6.4%
Non-cat loss and ALAE ratio
Prior accident years non-cat loss and ALAE ratio	5.0%	2.7%	(9.2)%	3.2%
Current accident year non-cat loss and ALAE ratio	59.3%	45.4%	40.0%	52.5%
Total non-cat loss and ALAE ratio	64.3%	48.1%	30.8%	55.7%
Total Loss and ALAE ratio	64.7%	61.1%	44.8%	62.1%
ULAE ratio	6.9%	6.4%	4.0%	6.5%
Total Loss and LAE ratio	71.6%	67.5%	48.8%	68.6%
Expense ratio	31.4%	30.6%	30.0%	31.0%
Combined ratio	103.0%	98.1%	78.8%	99.6%

STATE AUTO FINANCIAL CORPORATION AND SUBSIDIARIES

SAP Commercial Insurance Segment Results
(unaudited)
($ in millions)
Three months ended March 31, 2021	Commercial Auto	Small Commercial Package	Middle Market Commercial	Workers' Comp	Farm & Ranch	Other Commercial	Total

Net written premiums	$51.3	$35.0	$39.3	$16.0	$19.9	$4.7	$166.2
Net earned premiums	40.9	31.7	39.6	15.2	16.5	4.8	148.7
Losses and LAE incurred:
Cat loss and ALAE	0.2	5.2	3.0	—	3.2	—	11.6
Non-cat loss and ALAE
Prior accident years non-cat loss and ALAE	(0.6)	(2.2)	(8.1)	(8.5)	(1.4)	(1.0)	(21.8)
Current accident year non-cat loss and ALAE	25.4	19.8	25.6	9.3	5.5	1.9	87.5
Total non-cat loss and ALAE	24.8	17.6	17.5	0.8	4.1	0.9	65.7
Total Loss and ALAE	25.0	22.8	20.5	0.8	7.3	0.9	77.3
ULAE	2.6	2.4	0.8	0.7	0.7	0.1	7.3
Total Loss and LAE	27.6	25.2	21.3	1.5	8.0	1.0	84.6
Underwriting expenses	16.1	11.5	16.2	7.5	8.0	1.8	61.1
Net underwriting (loss) gain	$(2.8)	$(5.0)	$2.1	$6.2	$0.5	$2.0	$3.0

Cat loss and ALAE ratio	0.3%	16.5%	7.6%	—%	19.7%	—%	7.8%
Non-cat loss and ALAE ratio
Prior accident years non-cat loss and ALAE ratio	(1.5)%	(7.0)%	(20.3)%	(55.8)%	(8.3)%	(20.8)%	(14.6)%
Current accident year non-cat loss and ALAE ratio	62.1%	62.6%	64.6%	60.7%	33.4%	38.7%	58.8%
Total non-cat loss and ALAE ratio	60.6%	55.6%	44.3%	4.9%	25.1%	17.9%	44.2%
Total Loss and ALAE ratio	60.9%	72.1%	51.9%	4.9%	44.8%	17.9%	52.0%
ULAE ratio	6.3%	7.4%	2.0%	4.9%	4.1%	2.8%	4.9%
Total Loss and LAE ratio	67.2%	79.5%	53.9%	9.8%	48.9%	20.7%	56.9%
Expense ratio	31.6%	32.8%	41.2%	46.9%	39.9%	39.0%	36.8%
Combined ratio	98.8%	112.3%	95.1%	56.7%	88.8%	59.7%	93.7%

STATE AUTO FINANCIAL CORPORATION AND SUBSIDIARIES

($ in millions)
Three months ended March 31, 2020	Commercial Auto	Small Commercial Package	Middle Market Commercial	Workers' Comp	Farm & Ranch	Other Commercial	Total

Net written premiums	$36.4	$31.9	$40.3	$18.8	$14.8	$4.9	$147.1
Net earned premiums	29.0	30.3	36.1	19.7	12.6	4.7	132.4
Losses and LAE incurred:
Cat loss and ALAE	0.3	3.6	24.1	—	0.9	0.2	29.1
Non-cat loss and ALAE
Prior accident years non-cat loss and ALAE	(0.1)	(5.4)	(5.1)	(4.0)	(0.8)	(1.4)	(16.8)
Current accident year non-cat loss and ALAE	16.6	19.1	27.5	13.4	4.0	3.0	83.6
Total non-cat loss and ALAE	16.5	13.7	22.4	9.4	3.2	1.6	66.8
Total Loss and ALAE	16.8	17.3	46.5	9.4	4.1	1.8	95.9
ULAE	1.5	1.6	2.1	1.7	0.5	0.2	7.6
Total Loss and LAE	18.3	18.9	48.6	11.1	4.6	2.0	103.5
Underwriting expenses	12.7	11.8	16.7	8.9	6.7	2.1	58.9
Net underwriting (loss) gain	$(2.0)	$(0.4)	$(29.2)	$(0.3)	$1.3	$0.6	$(30.0)

Cat loss and ALAE ratio	1.1%	12.0%	66.7%	—%	7.3%	3.8%	22.0%
Non-cat loss and ALAE ratio
Prior accident years non-cat loss and ALAE ratio	(0.3)%	(17.8)%	(14.2)%	(20.5)%	(6.4)%	(29.9)%	(12.7)%
Current accident year non-cat loss and ALAE ratio	57.2%	62.8%	76.4%	68.2%	31.6%	63.9%	63.1%
Total non-cat loss and ALAE ratio	56.9%	45.0%	62.2%	47.7%	25.2%	34.0%	50.4%
Total Loss and ALAE ratio	58.0%	57.0%	128.9%	47.7%	32.5%	37.8%	72.4%
ULAE ratio	5.2%	5.3%	5.8%	8.9%	3.9%	4.0%	5.8%
Total Loss and LAE ratio	63.2%	62.3%	134.7%	56.6%	36.4%	41.8%	78.2%
Expense ratio	35.0%	37.0%	41.4%	47.7%	45.5%	41.7%	40.1%
Combined ratio	98.2%	99.3%	176.1%	104.3%	81.9%	83.5%	118.3%

STATE AUTO FINANCIAL CORPORATION AND SUBSIDIARIES

SAP Insurance Segment Results
(unaudited)
($ in millions)	2021	2020	2021	2020
Three months ended March 31	Personal & Commercial	Personal & Commercial	Total(1)	Total(1)

Net written premiums	$359.4	$346.6	$358.7	$346.5
Net earned premiums	356.5	330.5	355.9	330.5
Losses and LAE incurred:
Cat loss and ALAE	74.1	41.8	71.6	41.9
Non-cat loss and ALAE
Prior accident years non-cat loss and ALAE	(24.7)	(10.4)	(24.6)	(10.5)
Current accident year non-cat loss and ALAE	207.6	187.5	207.7	187.6
Total non-cat loss and ALAE	182.9	177.1	183.1	177.1
Total Loss and ALAE	257.0	218.9	254.7	219.0
ULAE	25.7	20.6	25.7	20.6
Total Loss and LAE	282.7	239.5	280.4	239.6
Underwriting expenses	120.2	120.7	120.3	121.0
Net underwriting loss	$(46.4)	$(29.7)	$(44.8)	$(30.1)

Cat loss and ALAE ratio	20.8%	12.7%	20.1%	12.7%
Non-cat loss and ALAE ratio
Prior accident years non-cat loss and ALAE ratio	(6.9)%	(3.2)%	(6.9)%	(3.2)%
Current accident year non-cat loss and ALAE ratio	58.2%	56.8%	58.4%	56.8%
Total non-cat loss and ALAE ratio	51.3%	53.6%	51.5%	53.6%
Total Loss and ALAE ratio	72.1%	66.3%	71.6%	66.3%
ULAE ratio	7.2%	6.2%	7.2%	6.2%
Total Loss and LAE ratio	79.3%	72.5%	78.8%	72.5%
Expense ratio	33.5%	34.8%	33.5%	34.9%
Combined ratio	112.8%	107.3%	112.3%	107.4%

(1)Includes specialty run-off
The following table provides a reconciliation of our statutory underwriting results to GAAP consolidated income (loss) before federal income taxes for the three months ended March 31, 2021 and 2020:

($ millions)	1Q 2021	1Q 2020
Segment income (loss) before federal income taxes:
Insurance operations:
Personal insurance SAP underwriting (loss) gain	$(49.4)	$0.3
Commercial insurance SAP underwriting gain (loss)	3.0	(30.0)
Specialty run-off	1.6	(0.4)
Total insurance operations	(44.8)	(30.1)
Investment operations:
Net investment income	17.6	18.9
Net investment gain (loss)	38.2	(135.2)
Total investment operations	55.8	(116.3)
All other segments income	—	0.1
Reconciling items:
GAAP adjustments	(1.3)	5.9
Interest expense on corporate debt	(1.1)	(1.2)
Corporate expenses	(3.0)	(2.4)
Total reconciling items	(5.4)	2.3
Total consolidated income (loss) before federal income taxes	$5.6	$(144.0)